Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this Form 8-K and, if not defined in the Form 8-K, the Proxy Statement/Prospectus.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” and is for informational purposes only. The combined financial information presents the pro forma effects of the following transactions, collectively referred to as the “Transactions” for purposes of this section, and certain other related events as described in Note 1 to the accompanying Notes to the unaudited pro forma condensed combined financial information:

•	The reverse recapitalization of Forge Global, Inc. (“Forge”), referred to herein as the “Business Combination,” and the issuance of Domestication Common Stock in the PIPE Investment and pursuant to the Amended and Restated Forward Purchase Agreement (the “A&R FPA”).

As contemplated by the Merger Agreement, following the Domestication of Motive Capital Corp. (“Motive”), a Cayman Islands exempted company, FGI Merger Sub, Inc. (“FGI Merger Sub”) merged with and into Forge, whereupon the separate existence of FGI Merger Sub ceased, and Forge is the surviving corporation and a wholly owned subsidiary of “New Forge”.

The unaudited pro forma condensed combined balance sheet of New Forge as of December 31, 2021 combines the historical consolidated balance sheet of Forge as of December 31, 2021 and the historical balance sheet of Motive as of December 31, 2021, adjusted to give pro forma effect to the Business Combination, the PIPE Investment, the A&R FPA, and certain other related events related to the Business Combination between Forge and Motive, in each case, as if the Business Combination, the PIPE Investment, the A&R FPA, and certain other related events had been consummated on December 31, 2021.

The unaudited pro forma condensed combined statement of operations of New Forge for the year ended December 31, 2021 combines the historical consolidated statement of operations of Forge for the year ended December 31, 2021, the historical statement of operations of Motive for the year ended December 31, 2021, on a pro forma basis as if the Business Combination, the PIPE Investment, the A&R FPA, and certain other related events, as discussed below, related to the Business Combination between Motive and Forge, in each case, as if the Transactions and certain other related events had been consummated on January 1, 2021.

The unaudited pro forma condensed combined financial information should be read in conjunction with the following, which are included elsewhere in this Report:

•	the accompanying Notes to the unaudited pro forma condensed combined financial statements;

•	the historical audited financial statements of Motive as of and for the year ended December 31, 2021 included in Motive’s Annual Report on Form 10-K filed with the SEC on March 16, 2022 incorporated herein by reference;

•	the historical audited condensed consolidated financial statements of Forge as of and for the year ended December 31, 2021, which are included as exhibits to this Report; and

•	other information related to Motive and Forge included in this Report or incorporated herein by reference, including the Merger Agreement and the description of certain terms thereof set forth under “Proposal No. 1 — The Business Combination Proposal”.

The unaudited pro forma combined financial information should also be read together with “Motive’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Forge’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and other financial information included elsewhere in this Report.

Business Combination

On September 13, 2021, Motive and its wholly-owned subsidiary, FGI Merger Sub, Inc. (“Merger Sub”), entered into the Merger Agreement with Forge Global, Inc. The Business Combination was completed on March 21, 2022.

Concurrently with the execution of the Merger Agreement, Motive entered into Subscription Agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to subscribe for and purchase, and Motive agreed to issue and sell to the PIPE Investors, an aggregate of 6,850,000 shares of Domestication Common Stock at a price of $10.00 per share, for aggregate gross proceeds of $68,500,000 (the “PIPE Investment”).

Pursuant to the A&R FPA, certain Motive fund vehicles managed by an affiliate of Motive purchased 14,000,000 units at $10.00 per unit, for an aggregate purchase price of $140.0 million in a private placement that closed substantially concurrently with the closing of the Business Combination (“the Closing”). Each unit consists of one share of Domestication Common Stock and one-third of one Domestication Public Warrant.

(i)	Motive became a Delaware corporation (the “Domestication”) and, in connection with the Domestication,

(A)	Motive’s name changed to “New Forge”.

(B)	Each then-issued and outstanding Class A ordinary share, par value of $0.0001 per share, of Motive (the “Motive Class A Shares”) converted automatically, on a one-for-one basis, into a share of common stock, par value of $0.0001 per share, of New Forge (the “Domestication Common Stock”);

(C)	Each then-issued and outstanding Class B ordinary share, par value of $0.0001 per share, of Motive (the “Motive Class B Shares”) converted automatically, on a one-for-one basis, into a share of Domestication Common Stock;

(D)	Each then-issued and outstanding public warrant of Motive (the “Motive Public Warrants”) represents a right to acquire one share of Domestication Common Stock for $11.50 (the “Domestication Public Warrants”);

(E)	Each then-issued and outstanding private placement warrant of Motive (the “Motive Private Warrants”) represents a right to acquire one share of Domestication Common Stock for $11.50 (the “Domestication Private Warrants”); and

(F)	Each of the then-issued and outstanding Motive Units, including such Motive Units issued in connection with Motive’s initial public offering, that have not been previously separated into the underlying Motive Class A Shares and underlying Motive Public Warrant upon the request of the holder thereof (the “Motive Units”), separated and entitle the holder thereof to one share of Domestication Common Stock and one-third of one Domestication Public Warrant. No fractional Domestication Public Warrant was issued upon separation of the Motive Units.

(ii)	Following the Domestication, FGI Merger Sub merged with and into Forge Global, Inc., with Forge Global, Inc. as the surviving company in the merger, and after giving effect to such merger, Forge continues as a wholly-owned subsidiary of the Company (the “Merger”). The Domestication, the Merger and the other transactions contemplated by the Merger Agreement are hereinafter referred to as the “Business Combination.”

In connection with the Business Combination, the Company adopted a single class stock structure pursuant to which:

(i)	The Class A ordinary shares and the Class B ordinary shares of Motive outstanding prior to the Business Combination were converted into Domestication Common Stock;

(ii)	The vested shares of Forge Global, Inc. Capital Stock, including the issued outstanding Class AA Common Stock and Forge Global, Inc. Preferred Stock were exchanged at the Exchange Ratio of 3.1229310539577 set forth in the Merger Agreement, for Domestication Common Stock; and

(iii)	The unvested shares of Forge Global, Inc. Capital Stock outstanding prior to the Business Combination were exchanged, at the Exchange Ratio of 3.1229310539577 set forth in the Merger Agreement, for shares of Domestication Common Stock.

Each Forge common stock warrant and preferred stock warrant outstanding immediately prior to the consummation of the Business Combination was assumed by New Forge and exchanged into warrants exercisable into Domestication Common Stock based on the Exchange Ratio of 3.1229310539577. Additionally, the exercise price of each converted warrant was determined by dividing the exercise price of the respective Forge warrants by the Exchange Ratio, rounded up to the nearest whole cent.

Each Forge option outstanding immediately prior to the consummation of the Business Combination was assumed by New Forge and exchanged into an option exercisable into Domestication Common Stock based on the Exchange Ratio of 3.1229310539577. Additionally, the exercise price of each converted option was determined by dividing the exercise price of the respective Forge options by the Exchange Ratio, rounded up to the nearest whole cent.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2021

(in thousands)

(in thousands)
	Forge (Historical)	Motive Capital Corp. (Historical)	Pro Forma Transaction Accounting Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$74,781	$255	$414,111	(A)	$218,542
			68,500	(B)
			140,000	(C)
			(14,490)	(D)
			(42,491)	(E)
			(5,448)	(F)
			(10,287)	(N)
			(406,389)	(Q)
Restricted cash	1,623	—	—		1,623
Accounts receivable, net	5,380	—	—		5,380
Prepaid expenses and other current assets	5,148	274	—		5,422
Payment-dependent notes receivable at fair value, current	1,153	—	—		1,153
Total current assets	$88,085	$529	$143,506		$232,120
Investments and cash held in Trust Account	—	414,111	(414,111)	(A)	—
Property and equipment, net	497	—	—		497
Internal-use software, net	2,691	—	—		2,691
Goodwill and other intangibles, net	137,774	—	—		137,774
Operating lease right-of-use assets	7,881	—	—		7,881
Payment-dependent notes receivable at fair value, noncurrent	13,453	—	—		13,453
Other assets	7,514	—	(5,923)	(E)	1,591
Total Assets	$257,895	$414,640	(276,528)		$396,007

Liabilities, convertible preferred stock and stockholders' equity (deficit)
Current liabilities:
Accounts payable	1,920	4,358	(4,358)	(F)	1,920
Accrued compensation and benefits	21,240	—	—		21,240
Accrued expenses and other current liabilities	8,343	1,090	(1,090)	(F)	8,701
			(969)	(E)
			1,327	(I)
Operating lease liabilities, current	5,367	—	—		5,367
Payment-dependent notes payable at fair value, current	1,153	—	—		1,153
Total current liabilities	$38,023	$5,448	$(5,090)		$38,381
Deferred underwriting commissions	—	14,490	(14,490)	(D)	—
Payment-dependent notes payable at fair value, noncurrent	13,453	—	—		13,453
Operating lease liabilities, noncurrent	5,159	—	—		5,159
Warrant liabilities, at fair value	7,844	24,430	4,760	(C)	31,370
			(2,844)	(M)
			(2,820)	(O)
Total liabilities	$64,479	$44,368	$(20,484)		$88,363
Commitments and contingencies
Class A ordinary shares subject to possible redemption	—	414,000	(414,000)	(G)	—
Convertible preferred stock	246,056	—	(246,056)	(H)	—
Stockholders' equity (deficit):
Motive Capital Class A ordinary shares	—	—	4	(G)	—
			(4)	(K)
Motive Capital Class B ordinary shares	—	1	(1)	(K)	—
Forge common stock	—	—	—		—
Domestication Common Stock	—	—	1	(B)	18
			2	(C)
			14	(J)
			5	(K)
			(4)	(Q)
Additional paid-in capital	25,919	—	68,499	(B)	404,759
			135,238	(C)
			(47,445)	(E)
			413,996	(G)
			246,056	(H)
			4,174	(I)
			(14)	(J)
			(43,729)	(L)
			2,844	(M)
			5,606	(P)
			(406,385)	(Q)
Accumulated deficit	(78,559)	(43,729)	(5,501)	(I)	(97,113)
			43,729	(L)
			(10,287)	(N)
			2,820	(O)
			(5,606)	(P)
Total stockholders' equity (deficit)	$(52,640)	$(43,728)	$404,012		$307,644
Total liabilities, convertible preferred stock and stockholders' equity (deficit)	$257,895	$414,640	$(276,528)		$396,007

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2021

(in thousands, except share and per share amounts)

	For the Year Ended December 31, 2021	For the Year Ended December 31, 2021			For the Year Ended December 31, 2021
	Forge (Historical)	Motive Capital Corp. (Historical)	Pro Forma Transactions Accounting Adjustment		Pro Forma Combined
Revenues
Placement fees	$107,723	$—	$—		$107,723
Custodial administration fees	20,333	—	—		20,333
Total revenues	$128,056	$—	$—		$128,056
Transaction-based expenses:
Brokerage and exchange fees	(3,034)	—	—		(3,034)
Total revenues, less transaction-based expenses	$125,022	$—	$—		$125,022

Operating expenses
Compensation and benefits	94,654	—	21,394	(cc)	116,048
Professional services	12,450	—	—		12,450
Acquisition-related transaction and integration cost	882	—	—		882
Advertising and market development	5,090	—	—		5,090
Rent and occupancy	3,744	—	—		3,744
Technology and communications	8,243	—	—		8,243
General and administrative	4,358	6,829	—		11,187
Depreciation and amortization	5,390	—	—		5,390
Total operating expenses	$134,811	$6,829	$21,394		$163,034
Operating loss	$(9,789)	$(6,829)	$(21,394)		$(38,012)
Interest income (expense) and other income (expense)
Interest income (expense), net	(2,307)	91	(91)	(aa)	(2,307)
Change in fair value of warrant liabilities	(6,064)	16,102	2,592	(bb)	12,630
Other income, net	47	—	—		47
Total interest income (expenses) and other income (expenses)	$(8,324)	$16,193	$2,501		$10,370
Income (loss) before provision for income taxes	(18,113)	9,364	(18,893)		(27,642)
Provision for income taxes	386	—	—		386
Net and comprehensive (loss) income	$(18,499)	$9,364	$(18,893)		$(28,028)

Weighted average shares of Forge Common Stock outstanding – basic and diluted	17,386,008
Net loss per share of Forge Common Stock- basic and diluted	$(1.06)
Weighted average shares of Motive Class A Shares outstanding – basic and diluted		41,400,000
Net income per share of Motive Class A Shares – basic and diluted		$0.18
Weighted average shares of Motive Class B Shares outstanding – basic and diluted		10,350,000
Net income per share of Motive Class B Shares – basic and diluted		$0.18
Weighted average shares of Domestication Common Stock outstanding – basic and diluted					164,647,584
Net loss per share of Domestication Common Stock – basic and diluted					$(0.17)

Note 1 — Description of the Merger

Merger between Motive and Forge — Business Combination

Pursuant to the Merger Agreement, following the Domestication, FGI Merger Sub (“Merger Sub”) merged with and into Forge (the “Company”), whereupon the separate existence of FGI Merger Sub ceased, and Forge was the surviving corporation and a wholly owned subsidiary of New Forge. Following the Closing, (a) New Forge owns all the equity interests of Forge and (b) the former equity holders of Forge hold a portion of the Domestication Common Stock.

The aggregate consideration for the Business Combination paid to holders of Forge Capital Stock includes Securities Merger Consideration, after giving effect to the Exchange Ratio, is as follows:

in thousands (except share and per share data)
Shares transferred at Closing(1)	149,789,311
Value per Share(2)	$10
Share consideration	$1,497,893

(1)	The number of shares transferred to holders of Forge Capital Stock upon consummation of the Business Combination include (i) 137.3 million New Forge Common Stock, (ii) 11.6 million assumed options, and (iii) 0.9 million of assumed warrants. In the table above, the value allocable to assumed Forge options and assumed Forge warrants is determined based on the treasury stock method.

(2)	Share consideration is calculated using a $10 reference price. The actual total value of share consideration will be dependent on the value of the common stock at the Closing; however, there is no expected change from any change in the Domestication Common Stock’s trading price on the pro-forma financial statements as the Business Combination will be accounted for as a reverse recapitalization.

The unaudited pro forma combined information contained herein reflects Motive’s shareholders approval of the Business Combination on March 15, 2022, and that Motive’s public shareholders holding 40,638,953 Motive Class A ordinary shares elected to redeem their shares prior to the Closing. The following summarizes the pro forma Domestication Common Stock issued and outstanding immediately after the Business Combination, after giving effect to the Exchange Ratio:

	Pro Forma Combined	% Ownership
Forge(1) (4)	137,262,779	81.1%
PIPE Investors	6,850,000	4.0%
Holders of Motive Class A Shares	761,047	0.4%
Holders of Motive Class B Shares(2)	10,350,000	6.2%
A&R FPA Investors(3)	14,000,000	8.3%
Pro Forma common stock at the Closing	169,223,826

(1)	Includes 23,668,198 shares of Forge convertible preferred stock, which were exchanged for Domestication Common Stock at the Exchange Ratio of 3.1229310539577 pursuant to the Merger Agreement.

(2)	Through the Motive Class B Shares and the shares issued in connection with the Forward Purchase Agreement shares, the Sponsor and its related affiliates owned 14.5% of Domestication Common Stock outstanding following the Closing. Includes 10,350,000 shares held by the Sponsor or its affiliates, which are subject to certain lock-up provisions pursuant to the terms of the Sponsor Support Agreement.

(3)	Represents the A&R FPA entered into with certain affiliates of the Sponsor to provide for the purchase by it (or its designees) of 14,000,000 units at $10.00 per unit for an aggregate purchase price of $140 million in a price placement that closed concurrently with the Closing of the Business Combination. The proceeds from the sale of the forward purchase units as well as PIPE Investment and the proceeds from the Motive Trust were used to pay expenses in connection with the Business Combination and for working capital in the post-business combination company. The forward purchase was intended to provide Motive with a minimum funding level for the Business Combination.

(4)	As described elsewhere in this Report, New Forge’s stockholders have appraisal rights in connection with a merger or consolidation of New Forge. Stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery. This amount excludes 210,302 shares that were not issued upon the Closing as a result of a shareholder’s demand for appraisal rights. If the appraisal rights demand is withdrawn or not perfected with the Delaware Court of Chancery, these shares will be issued to the shareholder.

Note 2 – Basis of the Pro Forma Presentation

The Business Combination was accounted for as a reverse recapitalization in accordance with U.S. generally accepted accounting principles, with no goodwill or other intangible assets recorded in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). Motive will be treated as the “acquired” company for financial reporting purposes and Forge has been determined to be the accounting acquirer. Accordingly, the Business Combination will be treated as the equivalent of Forge issuing stock for the net assets of Motive, accompanied by a recapitalization. The net assets of New Forge will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Forge.

Forge has been determined to be the accounting acquirer based on a number of considerations, including but not limited to:

i)	Forge Global, Inc. former management making up the majority of the Management Team of New Forge;

ii)	Forge Global, Inc. former management and directors nominating or representing the majority of New Forge ‘s board of directors; and

iii)	Forge Global, Inc. representing the majority of the continuing operations of New Forge.

Management has also determined Forge to be the predecessor entity to the Merger Agreement based on the same considerations listed above.

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Motive has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma combined financial information to provide relevant information necessary for an understanding of the combined company upon consummation of the Business Combination.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of filing this Report and is subject to change as additional information becomes available and analyses are performed. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. Management considers the basis of presentation to be reasonable under the circumstances.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Transactions. Forge has not had any historical relationship with neither Motive prior to the Business Combination. Accordingly, no Transaction Accounting Adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined balance sheet does not purport to represent, and is not necessarily indicative of, what the actual financial condition of the combined company would have been had the Transactions taken place on December 31, 2021, nor is it indicative of the financial condition of the combined company as of any future date. The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination, the PIPE Investment, the A&R FPA, and certain other related events taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company. The unaudited pro forma condensed combined financial information is subject to several uncertainties and assumptions as described in the accompanying notes.

Total one-time direct and incremental transaction costs (i.e. “Transaction costs”) incurred prior to, or concurrent with, the consummation are reflected in the unaudited pro forma condensed balance sheet as a direct reduction to New Forge additional paid-in capital and are assumed to be cash settled.

Note 3 — Accounting Policies

Based on its analysis of Forge and Motive’s policies, Forge and Motive did not identify any differences in accounting policies that would have an impact on the unaudited pro forma condensed combined consolidated information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Note 4 — Pro Forma Adjustments

The unaudited pro forma condensed combined balance sheet as of December 31, 2021 has been prepared for informational purposes only. The unaudited pro forma condensed combined balance sheet as of December 31, 2021 includes Transaction Accounting Adjustments that are directly attributable to the Business Combination, the PIPE Investment, the A&R FPA, and certain other related events.

Motive and Forge have not had any historical relationship prior to the business combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.

Transaction Accounting Adjustments to Unaudited Pro Forma Combined Balance Sheet

The adjustments included in the unaudited pro forma combined balance sheet as of December 31, 2021 are as follows:

(A)	The reclassification of $414.1 million of cash held in the Motive Trust Account that became available at the Closing.

(B)	In connection with the signing of the Merger Agreement, Motive entered into subscription agreements with certain PIPE Investors. Pursuant to the Subscription Agreements, the PIPE Investors agreed to subscribe for and purchase, and Motive agreed to issue and sell to such investors 6,850,000 shares of Domestication Common Stock with a par value of $0.0001, resulting in gross proceeds of $68.5 million.

(C)	The settlement of $140.0 million in cash received by Motive from the purchase of 14,000,000 shares of Domestication Common Stock and 4,666,664 Domestication Public Warrants pursuant to the A&R FPA. As the warrants issued under the A&R FPA have the same terms as the Public Warrants, they are reflected on the unaudited pro forma combined balance sheet as derivative liabilities.

(D)	The settlement of $14.5 million of Motive’s deferred underwriting fees payable.

(E)	The settlement of approximately $47.4 million of acquisition-related transaction costs incurred in connection with the Merger. These acquisition-related transaction costs are in connection with the Closing and related transactions and are deemed to be direct and incremental costs of the Business Combination. The acquisition-related transactions costs are accounted for as equity issuance costs and the unaudited pro forma condensed balance sheet reflects these costs as a reduction in cash with a corresponding decrease to additional paid-in-capital, offset by a decrease of $5.9 million in other assets and a decrease of $1.0 million in accrued expenses and other current liabilities.

(F)	The settlement of Motive’s historical liabilities that were settled at transaction close.

(G)	The recapitalization of Motive Class A Shares subject to actual redemption to permanent equity at $0.0001 par value.

(H)	The conversion of Forge convertible preferred stock into shares of Forge Class AA Common Stock, which shares were cancelled and converted into the right to receive shares of Domestication Common Stock pursuant to the Exchange Ratio concurrent with the Closing.

(I)	The issuance of Forge Class AA Common Stock secured by promissory notes issued to certain executives, which were extinguished in connection with the Business Combination. Forge had granted certain promissory notes to executives in exchange for early exercised options. Immediately prior to the completion of the Business Combination $5.5 million of the promissory notes were extinguished, and the expense represents the outstanding balance of the promissory notes and accrued interest on the date of the Closing. Because the issuances of the promissory notes were off- balance sheet transactions, it is reflected as an adjustment of $4.2 million to additional paid-in capital for the vested portion of the early exercised options and an adjustment of $1.3 million to accrued expenses for the unvested portion of the early exercised options

(J)	The conversion of Forge Class AA Common Stock into Domestication Common Stock pursuant to the Exchange Ratio concurrent with the Closing.

(K)	The recapitalization of Motive Class A Shares and Motive Class B Shares converted into 11,111,047 shares of Domestication Common Stock.

(L)	The reclassification of Motive’s historical accumulated deficit to additional paid-in capital as part of the merger.

(M)	The exchange of Forge's May 2020 Warrants and October 2020 Warrants into warrants to purchase shares of Domestication Common Stock, pursuant to terms of the Merger Agreement. The May 2020 Warrants and October 2020 Warrants preferred stock warrants were previously redeemable, resulting in Forge classifying such warrants as liabilities in its historical financial statements.

However, the warrants to purchase shares of Domestication Common Stock exchanged for Junior Preferred Warrants will remain classified as a liability, as the Company has an obligation to issue a variable number of shares of Domestication Common Stock for a fixed monetary amount of $5.0 million.

(N)	The settlement of the total bonus of $15.8 million made to Forge employees upon close of the Business Combination, of which $5.5 million was applied to outstanding balance of promissory notes issued to certain executives, which were extinguished immediately prior to the Business Combination. The remaining $10.3 million of the bonus was paid in cash to Forge employees.

See Note (I) for the impact of the outstanding promissory note balance on the unaudited pro forma combined balance sheet.

(O)	The elimination of the historical A&R FPA derivative liability of $2.8 million.

(P)	The additional $5.6 million of stock-compensation expense associated with options that became vested upon the consummation of a deemed liquidation event or SPAC transaction.

(Q)	The redemption of 40,638,953 shares of Motive Class A ordinary shares redeemed for $406.4 million allocated to common stock and additional paid-in capital, using a par value of $0.0001 per share at a redemption price of approximately $10.00 per share.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 are as follows:

(aa) Reflects elimination of interest income on Motive’s Trust Account.

(bb) Reflects reversal of $2.6 million change in fair value of Forge’s May 2020 Warrants and October 2020 Warrants to purchase Forge convertible preferred stock.

(cc) Reflects incremental expense of $21.4 million, which includes $10.3 million of cash bonuses made to certain Forge employees in connection with the Business Combination, $5.5 million of compensation and benefits expense incurred upon the extinguishment of promissory notes issued to certain executives and the corresponding issuance of Forge Class AA Common Stock, and $5.6 million of stock-compensation expense associated with options that will vest upon the consummation of a deemed liquidation event or SPAC transaction.

Note 5 — Net Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Business Combination, the PIPE Investment, the A&R FPA, and certain other related events, assuming such additional shares were outstanding since January 1, 2021. As the Business Combination, the PIPE Investment, the A&R FPA, and certain other related events are being reflected as if they had occurred as of January 1, 2021, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes the shares issued in connection with the Business Combination, the PIPE Investment, the A&R FPA, and certain other related events have been outstanding for the entire periods presented.

The unaudited pro forma combined financial information for the year ended December 31, 2021 has been prepared based on the following information:

For the year ended December 31, 2021
(in thousands, except share and per share data)	Pro Forma Combined
Numerator:
Pro forma net loss	$(28,028)
Plus: Pro forma adjustment related to interest expense on convertible notes (1)	82
Pro forma net loss available to common stockholders, basic	$(27,946)

Denominator:
Weighted average shares of Domestication Common Stock outstanding – basic and diluted	164,647,584
Net loss per share of Domestication Common Stock – basic and diluted	$(0.17)

Weighted average shares of Domestication Common Stock outstanding – basic and diluted
Forge	132,686,537
Holders of Motive Class A Shares	761,047
Holders of Motive Class B Shares	10,350,000
PIPE Investors	6,850,000
A&R FPA Investors	14,000,000
Weighted average shares of Domestication Common Stock outstanding – basic and diluted	164,647,584

(1) Reflects the reversal of the actual interest expense incurred on Forge’s convertible notes outstanding during the year ended December 31, 2021 assuming they were converted to shares of Domestication Common Stock on January 1, 2021.

Following the Closing, the following outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because including them would have had an anti-dilutive effect:

For the year ended December 31, 2021
Pro Forma Combined
Forge options that will convert into a right to purchase shares of Domestication Common Stock (1)	13,587,736
Forge warrants to purchase shares of Domestication Common Stock (2)	3,774,436
Motive warrants to purchase shares of Domestication Common Stock (3)	21,186,667
Motive warrants to purchase shares of Domestication Common Stock pursuant to the A&R FPA (4)	4,666,664
43,215,503

(1)	All outstanding options exercisable for shares of Forge Common Stock (“Forge Stock Option”), whether vested or unvested, were assumed by Motive and automatically converted into an option to purchase a number of shares of Domestication Common Stock, determined in accordance with the Exchange Ratio.

(2)	Includes the nominal face amount of Junior Preferred Warrants which are only exercisable pursuant to net exercise for a variable number of shares of Domestication Common Stock, subject to a maximum of $5.0 million in aggregate.

(3)	One whole warrant entitles the holder thereof to purchase one share of Domestication Common Stock at a price of $11.50 per share. Domestication Public Warrants and Domestication Private Warrants are anti-dilutive on a pro forma basis and have been excluded from the diluted number of shares of Domestication Common Stock outstanding at the time of the Closing.

(4)	Represents the warrants issued in connection with the A&R FPA entered into with certain affiliates of the Sponsor to provide for the purchase by it of 14,000,000 units, which includes one-third of one Domestication Public Warrant. One whole warrant entitles the holder thereof to purchase one share of Domestication Common Stock at a price of $11.50 per share. Domestication Public Warrants are anti-dilutive on a pro forma basis and have been excluded from the diluted number of shares of Domestication Common Stock outstanding at the time of the Closing.